Exhibit 99.1

Radyne Promotes Lou Dubin to Division President

PHOENIX – October 3, 2007 – Radyne Corporation (Nasdaq: RADN) announced that Lou Dubin has been named President of its Radyne Division. The Radyne Division designs and manufactures satellite and microwave modems, frequency converters, switches, troposcatter modems, and the recently announced SkyWire TDMA platform.

“The Radyne Division is positioned to benefit from strong marketing and sales leadership during the SkyWire launch and the planned introduction of additional new products. SkyWire has generated tremendous interest with our customers, and we have recently booked additional orders for this revolutionary product. Radyne is fortunate to have the ideal candidate in Lou to take on this opportunity with his extensive sales and engineering background”, said Myron Wagner, Radyne’s CEO.

Mr. Dubin previously held the position of Vice President of Sales and Marketing for Radyne. He joined Radyne in 1995 as sales manager for North America, after holding engineering design and software systems engineering positions at ETS Inc. He has over 16 years of experience in the telecommunications and transmission industry, and earned a Bachelors degree in Electrical Engineering from the Florida Institute of Technology. Mr. Dubin has also completed the Stanford Executive program in Technology Management.

About Radyne Corporation

Radyne Corporation designs, manufactures, sells, integrates and installs products, systems and software used for the transmission and reception of data and video over satellite, troposcatter, microwave and cable communication networks. The Company sells under four brands:

•	Radyne builds satellite modems, converters and switches,

•	Xicom Technology produces high power amplifiers,

•	AeroAstro is a leader in microsatellite systems, components, and advanced communications technologies,

•	Tiernan supplies HDTV and SDTV encoding and transmission equipment.

Radyne is headquartered in Phoenix, Arizona, with additional offices in Santa Clara and San Diego, California, Ashburn, Virginia and Littleton, Colorado. In addition, the Company has sales offices in Singapore, Beijing, Jakarta and the United Kingdom. For more information, visit our web site at www.radn.com.

Safe Harbor Paragraph for Forward-Looking Statements

This press release includes statements that may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”) and Radyne claims the protection of the safe-harbor for forward-looking statements contained in the Reform Act. These forward-looking statements are often characterized by the terms “may,” “believes,” “projects,” “expects,” or “anticipates,” and do not reflect historical facts. Forward-looking statements involve risks, uncertainties and other factors that may cause actual results, performance or achievements of Radyne Corporation and its subsidiaries, including AeroAstro, to be materially different from those expressed or implied by such forward-looking statements. Factors that could affect Radyne Corporation’s results and cause them to materially differ from those contained in the forward-looking statements contained herein include, without limitation our belief that sales of SkyWire will result in increased sales and profits and that the Radyne Division will benefit from strong marketing and sales leadership.

Other factors that may affect forward-looking statements and the Company’s business generally include but are not limited to:

•	The Company’s ability to successfully develop and market products and services on an ongoing basis
•	Prospects of the international markets and global economy given that Radyne Corporation depends heavily on international sales
•	Risk factors and cautionary statements made in Radyne Corporation’s Annual Report on Form 10-K for the period ended December 31, 2006.
•	The effect that acts of international terrorism may have on Radyne Corporation’s ability to ship products abroad.
•	Other factors that Radyne Corporation is currently unable to identify or quantify, but may exist in the future.

Forward-looking statements speak only as of the date the statement was made. Radyne Corporation does not undertake and specifically declines any obligation to update any forward-looking statements.

Contact: Malcolm Persen, Chief Financial Officer, 602.437.9620

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